CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the references to us in this Registration Statement under the headings "Independent Auditors" relating to John Hancock Focused Relative Value Fund and John Hancock Multi Cap Growth Fund in such Registration Statement.



/s/PricewaterhouseCoopers LLP
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Boston, Massachusetts
June 25, 2001